SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GENIUS PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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GENIUS PRODUCTS, INC.

740 Lomas Santa Fe, Suite 210

Solana Beach, California 92075

SUPPLEMENT NO. 1 DATED AS OF DECEMBER 21, 2005

TO PROXY STATEMENT DATED AS OF DECEMBER 12, 2005

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 29, 2005

Explanatory Note: We are mailing this Supplement No. 1, dated as of December 21, 2005 (this “Supplement”), to our stockholders of record as of December 2, 2005, which is the record date for our 2005 Annual Meeting of Stockholders. The purpose of this Supplement is to correct and update certain information contained under the captions “Security Ownership of Beneficial Owners and Management” and “Related Party Transactions” in the Proxy Statement, dated as of December 12, 2005 (the “Proxy Statement”).

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of December 12, 2005, by (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors and Named Executive Officers and (iii) all of our executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 740 Lomas Santa Fe, Suite 210, Solana Beach, California 92075. As of December 12, 2005, there were outstanding 60,136,839 shares of our common stock.

	Shares Beneficially Owned(1)
Name of Owner	Number	Percent
Stephen K. Bannon	131,241(2)	*

Trevor Drinkwater	1,012,500(3)	1.7%

James G. Ellis	143,172(4)	*

Herbert Hardt	47,724(5)	*

Alexander L. Cappello	1,119,480(6)	1.8%

Klaus Moeller	2,761,918(7)	4.4%

Michael Meader	2,372,733(8)	3.8%

Larry Balaban	1,676,231(9)	2.7%

Howard Balaban	1,558,690(10)	2.5%

Julie Ekelund	1,562,875(11)	2.5%

All directors and officers as a group (11 persons)	3,209,118(12)	5.1%

Bonanza Master Fund, Ltd.	4,065,474(13)	6.7%

Janus Capital Management	6,153,409(14)	9.9%

*	Represents less than 1% of our common stock.

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(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 12, 2005, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	Includes options to purchase 131,241 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 1,698,279 shares exercisable after that period.
(3)	Includes options to purchase 1,012,500 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 2,087,500 shares exercisable after that period.
(4)	Includes options to purchase 143,172 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 286,348 shares exercisable after that period.
(5)	Includes options to purchase 47,724 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 95,449 shares exercisable after that period.
(6)	Includes (i) options to purchase 190,896 shares exercisable within 60 days of December 12, 2005, and (ii) warrants to purchase 928,584 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 238,624 shares exercisable after that period.
(7)	Includes 667,343 shares held by or for the benefit of family members of Mr. Moeller, as to which Mr. Moeller disclaims all beneficial interest. Also includes (i) outstanding options to purchase 2,058,685 shares exercisable within 60 days of December 12, 2005 and (ii) warrants to purchase 28,572 shares exercisable within 60 days of December 12, 2005.
(8)	Includes outstanding options to purchase 1,702,000 shares exercisable within 60 days of December 12, 2005. Also includes a warrant to purchase 28,572 shares exercisable within 60 days of December 12, 2005.
(9)	Includes options to purchase 1,140,000 shares exercisable within 60 days of December 12, 2005. Also includes a warrant to purchase 28,572 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 87,500 shares exercisable after that period.
(10)	Includes options to purchase 1,140,000 shares exercisable within 60 days of December 12, 2005. Also includes a warrant to purchase 28,572 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 287,500 shares exercisable after that period.
(11)	Includes options to purchase 1,077,500 shares exercisable within 60 days of December 12, 2005. Also includes warrants to purchase 190,572 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 87,500 shares exercisable after that period.
(12)	Includes outstanding options to purchase 2,280,618 shares exercisable within 60 days of December 12, 2005. Also includes warrants to purchase 928,584 shares exercisable within 60 days of December 12, 2005. Excludes options to purchase 6,511,249 shares exercisable after that period.
(13)	Bonanza Master Fund, Ltd. is managed by Bonanza Capital, Ltd., which is managed by Bonanza Fund Management, Inc. The number of shares indicated includes warrants to purchase 783,829 shares of common stock. The mailing address for Bonanza Master Fund, Ltd. is 300 Crescent Court, Suite 1740, Dallas, Texas 75201.
(14)

The securities reported herein are held by Janus Investment Fund, on behalf of its Series Janus Venture Fund, which is managed by Janus Capital Management. The number of shares includes a warrant to purchase 1,425,000 shares of common stock. However, the warrant provides that the number of shares that may be acquired

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upon exercise of the warrant is limited to the extent necessary to insure that the total number of shares of common stock then beneficially owned by the warrant holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon exercise). The mailing address for Janus Investment Fund is c/o Janus Capital Management, 151 Detroit St., Denver, CO 80206.

RELATED PARTY TRANSACTIONS

The information regarding Cappello Capital Corp. under the caption “Related Party Transactions” in the Proxy Statement is hereby revised to read as follows:

Alex Cappello and Bruce Pompan are Managing Directors of Cappello Capital Corp., investment bankers. In March 2004 (prior to their appointment as directors of the Company), we retained Cappello Capital Corp. to perform corporate finance advisory services for a two-year period, involving payment of a monthly retainer fee of $10,000 by the Company plus reimbursement of expenses. In addition, we agreed to issue to Cappello Capital Corp. or its affiliate a warrant to purchase 2,000,000 shares of common stock at an exercise price of $2.50 per share, one-quarter of which became exercisable on August 24, 2004 and the remainder of which vests in monthly increments thereafter over 15 months.

In addition to the compensation described above, from March 2004 until prior to the amendment described below in July 2005, we paid to Cappello Capital Corp. for investment banking services a total of $853,515.23 in cash, 550,301 shares of common stock, and warrants to purchase an aggregate of 845,279 shares of common stock at exercise prices ranging from $1.58 to $2.78 per share.

In July 2005, in connection with an amendment to our engagement letter with Cappello Capital Corp., we reduced the exercise price of the warrant to purchase 2,000,000 shares of common stock from $2.50 per share to $2.20 per share, issued to Cappello Capital Corp. an additional 175,000 shares of our common stock and increased the amount payable to Cappello Capital Corp. from $10,000 per month to $25,000 for each month, payable in arrears, for services commencing as of June 3, 2005. As part of the amendment, we also agreed to pay to Cappello Capital a fee for the private placement transaction which closed on May 20, 2005 in the amount of $105,000 (2% of the transaction) and 171,675 warrants to purchase the Company’s common stock exercisable at $1.75 per share.

Effective as of October 12, 2005, the amount payable to Cappello Capital Corp. was reduced from $25,000 per month to $0 per month.

We expect to pay to Cappello Capital Corp. and another party an aggregate of up to $150,000 in fees in connection with our sale of common stock in the $32.0 million private placement financing announced on December 5, 2005.

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